Exhibit 10.2

FUND AND DIRECTOR INDEMNIFICATION AGREEMENT

This FUND AND DIRECTOR INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of             , 2014, is made by and among Baozun Cayman Inc., a company organized under the laws of the Cayman Islands (the “Company”),                      (the “Director”), and                      (the “Fund”). The Director and the Fund shall be referred to herein individually as the “Indemnitee” and collectively as the “Indemnitees.”

RECITALS

A. The Company and the Indemnitees recognize the continued difficulty in obtaining liability insurance for its directors and officers, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B. The Company and the Indemnitees further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, shareholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C. The Indemnitees do not regard the current protection available as adequate under the present circumstances, and the Indemnitees and other directors and officers of the Company may not be willing to serve in such capacities without additional protection.

D. The Company (i) desires to attract and retain highly qualified individuals and entities, such as Director, to serve the Company and, in part, in order to induce the Director to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law as provided herein.

E. In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and each Indemnitee hereby agree as follows:

1. Indemnification.

(a) Indemnification of Expenses.

(i) Third-Party Claims. Subject to Section 8 below, the Company shall indemnify and hold harmless the Director to the fullest extent permitted by law if the Director was or is or becomes a party to or witness of or other participant in, or is threatened to be made a party to or witness of, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Director believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) (other than an action by right of the Company) by reason of (or arising in part out of) any event or occurrence related to the fact that the Director is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of the Director while serving in such capacity (hereinafter, an “Agent”) or as a direct or indirect result of any Claim made by any shareholder of the Company against the Director and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such shareholder), or made by a third party against the Director based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations reasonably incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on an Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, the “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty (20) days after written demand by an Indemnitee therefore is presented to the Company.

(ii) Derivative Actions. If the Director is a person who was or is a party or is threatened to be made a party to any Claim by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was an Agent of the Company, or by reason of anything done or not done by him or her in any such capacity, the Company shall indemnify the Director against any amounts paid in settlement of any such Claim and all Expenses actually and reasonably incurred by him or her in connection with the investigation, defense, settlement or appeal of such Claim if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company; except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of his or her duty to the Company, unless and only to the extent that the court in which such proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such amounts which such other court shall deem proper.

(iii) Priority. In connection with Section 1(a)(i) and Section 1(a)(ii) hereof, the Company hereby acknowledges that the Director has certain rights to indemnification, advancement of Expenses and/or insurance provided by the Fund and certain of its affiliates (for the purpose of this subparagraph, collectively, the “Investor Indemnitors”). Notwithstanding anything in this Agreement to the contrary, the Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Director are primary and any obligation of the Investor Indemnitors to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by the Director are secondary), (ii) that it shall be required to advance the full amount of Expenses incurred by the Director and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Memorandum and Articles of Association of the Company, as may be amended from time to time (the “Charter”), or any other agreement between the Company and the Director, applicable law or otherwise, without regard to any rights the Director may have against the Investor Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of the Director with respect to any Claim for which the Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Director against the Company. The Company and the Director agree that the Investor Indemnitors are express third party beneficiaries of the terms of this
Section 1(a)(iii).

(iv) Indemnification of Fund. The Company agrees that, if and whenever the Fund is or was a party or is threatened to be made a party to or is in any way involved in any Claim (including without limitation any such Claim brought by or in the right of the Company), by reason of the fact that (i) the Director is or was an Agent, (ii) by reason of anything done or not done by the Director in such capacity, or (iii) by reason of the fact that the Fund is or was acting as an express agent of the Company upon the request of the Company and solely for the benefit of the Company (provided that the fact that the Fund will incidentally benefit as a shareholder from such action will not alone mean that such action is not or was not solely for the benefit of the Company), the Company shall indemnify the Fund against all Expenses actually and reasonably incurred by the Fund or on the Fund’s behalf in connection with such Claim (including but not limited to in connection with the investigation, defense, settlement or appeal of such Claim) except to the extent that any such Expenses arise from a Claim for which the Director is not entitled to indemnification hereunder pursuant to Section 8 hereof or under applicable law.

(b) Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(e) hereof is involved) that an Indemnitee would not be permitted to be indemnified under applicable law or pursuant to Section 8 hereof, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to an Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that such Indemnitee would not be permitted to be so indemnified under applicable law or Section 8 hereof, the Company shall be entitled to be reimbursed by the Indemnitee (who each hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that such Indemnitee should be indemnified under applicable law or Section 8 hereof, any determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). The Indemnitees’ obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law or Section 8 hereof, the Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitees.

(c) Contribution. If the indemnification provided for in Section 1(a) above for any reason other than the statutory limitations of applicable law or as provided in Section 8, is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities in which the Company is jointly liable with such Indemnitee, as the case may be (or would be jointly liable if joined), then the Company, in lieu of indemnifying the Indemnitee thereunder, shall contribute to the amount actually and reasonably incurred and paid or payable by the Indemnitee as a result of such losses, claims, damages, expenses or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and the Indemnitee, and (ii) the relative fault of the Company and such Indemnitee in connection with the action or inaction that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such losses, claims, damages, expenses or liabilities.

The Company and the Indemnitees agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended (the “Securities Act”)) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

(d) Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitees.

(e) Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitees to payments of Expenses and Expense Advances under this Agreement, any other agreement or under the Charter, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitees and approved by the Company (which approval shall not be unreasonably withheld). The Company agrees to abide by the determination of the Independent Legal Counsel and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent an Indemnitee has been successful on the merits or otherwise, in the defense of any Claim referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, such Indemnitee shall be indemnified against all Expenses incurred by the Indemnitee in connection herewith.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. Subject to Section 8 and except as prohibited by applicable law, the Company shall advance all Expenses incurred by an Indemnitee. The advances to be made hereunder shall be paid by the Company to the Indemnitee as soon as practicable but in any event no later than twenty (20) days after written demand by the Indemnitee therefor to the Company.

(b) Notice/Cooperation by Indemnitee. An Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against such Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other person and/or address as the Company shall designate in writing to the Indemnitee).

(c) No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that an Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether the Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee had not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by the Indemnitee to secure a judicial determination that the Indemnitee should be indemnified under applicable law, shall be a defense to the Indemnitee’s claim or create a presumption that the Indemnitee had not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, an Indemnitee shall be entitled to request that the Company assume the defense of such Claim, with legal counsel approved by the Indemnitee, upon the delivery to the Company of written notice of its election to do so. After delivery of such notice, approval of such legal counsel by the Indemnitee and the retention of such legal counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s legal counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own legal counsel in connection with any such proceeding, at the expense of the Company, if such legal counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of legal counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not in fact continue to retain such legal counsel to defend such Claim, then the fees and expenses of the Indemnitee’s legal counsel shall be at the expense of the Company. The Company shall conduct the defense of the Indemnitee in good faith and in consultation with the Indemnitee and legal counsel, and the Company shall not settle any claim against the Indemnitee without the express written consent of the Indemnitee which shall not be unreasonably withheld.

3. Additional Indemnification Rights; Non-exclusivity.

(a) Scope. The Company hereby agrees to indemnify the Indemnitees to the fullest extent permitted by law (except as provided in Section 8) with respect to Claims for Indemnification Events, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Charter or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitees shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8 hereof.

(b) Non-exclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which the Indemnitees may be entitled under the Charter, any agreement, any vote of shareholders or disinterested directors, the laws of the Cayman Islands, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action the Director took or did not take while serving in an indemnified capacity even though such Director may have ceased to serve in such capacity and such indemnification shall inure to the benefit of each Indemnitee from and after the Director’s first day of service as a director with the Company or affiliation with a director from and after the date the Director commences services as a director with the Company.

4. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6. Mutual Acknowledgment. The Company and each Indemnitee acknowledge that in certain instances, applicable law or public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7. Liability Insurance. To the extent the Company maintains liability insurance applicable to directors, officers, fiduciaries or agents, the Director shall be covered by such policies in such a manner as to provide the Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, officers, fiduciaries or agents.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions. To indemnify an Indemnitee for Expenses resulting from acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under this Agreement or applicable law;

(b) Claims Initiated by Indemnitee. To indemnify or advance expenses to an Indemnitee with respect to Claims initiated or brought voluntarily by the Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company’s Charter now or hereafter in effect relating to Claims for Indemnification events, or (ii) in specific cases if the Board of Directors has approved the initiation or bringing of such Claim; or

(c) Lack of Good Faith. To indemnify an Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by the Indemnitee to enforce or interpret a right to indemnification under this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous.

9. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against the Director, the Director’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5)-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if an Indemnitee is or was or may be deemed a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on the Director with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if the Director acted in good faith and in a manner the Director reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, the Director shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

(c) For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than thirty percent (30%) of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets; provided that in no event shall a Change in Control be deemed to include (A) a merger, consolidation or reorganization of the Company for the purpose of changing the Company’s state of incorporation and in which there is no substantial change in the shareholders of the Company or its successor (as the case may be), or (B) the Company’s first firm commitment underwritten public offering of any of its securities to the general public pursuant to (x) a registration statement filed under the Securities Act, or (y) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally recognized securities exchange (the “IPO”).

(d) For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last two (2) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

(e) For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a named party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

(f) For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which shall constitute an original. This Agreement may also be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13. Attorneys’ Fees. Subject to Section 8 and except as prohibited by applicable law, in the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, such Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action, regardless of whether any Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to the Indemnitee’s counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of Indemnitee’s material defenses to such action was made in bad faith or was frivolous.

14. Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one (1) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at the Director’s and the Fund’s addresses as set forth beneath their signatures to this Agreement and if to the Company at the address of its principal corporate offices (attention: Chief Executive Officer), or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16. Choice of Law. This Agreement shall be governed by and construed under the Laws of the State of New York, the United States of America, without regard to principles of conflict of laws thereunder (except solely to the extent that the corporate laws of the Cayman Islands are applicable).

17. Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If, within thirty (30) days following the commencement of such consultation, the dispute cannot be resolved, the dispute may be submitted to arbitration at any time following such thirty (30) day period upon the request of any Party with notice to the other Parties. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in the State of New York. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 17, including the provisions concerning the appointment of arbitrators, the provisions of this Section 17 shall prevail. The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

18. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitees who each shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

19. Amendment and Termination. Except as provided in Section 22, no amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving the Indemnitees any right to be retained in the employment or service of the Company or any of its subsidiaries.

21. Corporate Authority. The Board of Directors of the Company and its shareholders in accordance with Cayman Islands law have approved the terms of this Agreement.

22. Termination of Agreement. This Agreement shall terminate and be of no further force or effect upon the closing of the IPO, provided that each Indemnitee will be entitled to all of the benefits and rights accorded such party under this Agreement with respect to any Claims for any Indemnification Events arising or related to events, circumstances and actions or omissions which have occurred or alleged and to have occurred prior to the closing of the IPO.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

COMPANY:	BAOZUN CAYMAN INC.

By:
Name:
Title:

[Signature Page to Fund and Director Indemnification Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

DIRECTOR:	As Individual:

Name:

FUND:

By:
Name:
Title:

[Signature Page to Fund and Director Indemnification Agreement]